Exhibit 99.1

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS THIRD QUARTER FINANCIAL RESULTS

▪	Revenue of $7.3 Billion Grew 5% as Reported; 6% at Constant Currency

▪	GAAP Diluted EPS of $0.59; Non-GAAP Diluted EPS of $1.12

▪	GAAP Diluted EPS Declined 23%; Non-GAAP EPS Grew 10% at Constant Currency

▪	GAAP Operating Margin Declined 380 bps; Non-GAAP Operating Margin Improved 130 bps at Constant Currency

▪	GAAP Cash Flow from Operations of $2.1 Billion; Free Cash Flow of $1.8 Billion

DUBLIN - February 21, 2017 - Medtronic plc (NYSE: MDT) today announced financial results for its third quarter of fiscal year 2017, which ended January 27, 2017.

The company reported third quarter worldwide revenue of $7.283 billion, an increase of 5 percent, or 6 percent on a constant currency basis. Foreign currency exchange had a negative $40 million impact on revenue. Third quarter GAAP net income and diluted earnings per share (EPS) were $821 million and $0.59, decreases of 25 percent and 23 percent, respectively. Third quarter non-GAAP net income and diluted EPS were $1.553 billion and $1.12, representing increases of 3 percent and 6 percent, respectively. After adjusting for the negative 5 cent impact from foreign currency exchange, non-GAAP diluted EPS increased 10 percent.

“In Q3, we achieved solid results across all of our business groups and geographies,” said Omar Ishrak, Medtronic chairman and chief executive officer. “At the same time, we produced meaningful operating profit growth based largely on our synergy programs from the Covidien integration, as well as our focus on operating excellence initiatives.”

The third quarter GAAP operating margin was 15.7 percent, a 380 basis point decline. The third quarter non-GAAP operating margin was 28.2 percent, a 40 basis point improvement. After adjusting for the 90 basis point negative impact from foreign currency exchange, the third quarter non-GAAP operating margin was 29.1 percent, representing a 130 basis point improvement.

U.S. revenue of $4.106 billion represented 56 percent of company revenue and increased 4 percent. Non-U.S. developed market revenue of $2.193 billion represented 30 percent of company revenue and increased 6 percent, or 7 percent on a constant currency basis. Emerging market revenue of $984 million represented 14 percent of company revenue and increased 9 percent, or 11 percent on a constant currency basis.

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic & Peripheral Vascular (APV) divisions. CVG worldwide revenue of $2.548 billion increased 5 percent, or 6 percent on a constant currency basis, driven by high-single digit constant currency growth in CRHF and APV, and low-single digit constant currency growth in CSH.

▪
CRHF revenue of $1.371 billion increased 7 percent, or 8 percent on a constant currency basis, with mid-single digit constant currency growth in Arrhythmia Management, high-teens constant currency growth in Heart Failure, and low-double digit constant currency growth in Services & Solutions. Arrhythmia Management growth was driven in part by the continued adoption of the Arctic Front Advance® cryoballoons and Reveal LINQ® insertable cardiac monitoring systems. Heart Failure growth was driven in part by the company’s first quarter acquisition of HeartWare International, Inc.

▪
CSH revenue of $751 million increased 2 percent, or 3 percent on a constant currency basis, with low-double digit constant currency growth in Structural Heart, partially offset by mid-single digit constant currency declines in Coronary. Structural Heart growth was driven in part by the recent U.S. launch of the CoreValve® Evolut® R 34 mm transcatheter aortic heart valve. Coronary had double-digit constant currency declines in drug-eluting stents in the U.S. and Japan.

▪
APV revenue of $426 million increased 6 percent on both a reported and constant currency basis, with high-single digit growth in Peripheral Vascular and mid-single digit growth in Aortic. Growth was driven by the continued adoption of the company’s Endurant® IIs stent graft, IN.PACT® Admiral® drug-coated balloon, as well as the recent launch of the HawkOne™ 6 French directional atherectomy system.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Solutions and the Patient Monitoring & Recovery (PMR) divisions. MITG worldwide revenue of $2.417 billion increased 5 percent, or 6 percent on a constant currency basis, with high-single digit constant currency growth in Surgical Solutions and mid-single digit constant currency growth in PMR.

▪
Surgical Solutions revenue of $1.343 billion increased 6 percent, or 7 percent on a constant currency basis, driven primarily by its Open to Minimally Invasive Surgery growth initiative, including innovative new products in Advanced Stapling and Advanced Energy, including endo stapling specialty reloads, the Valleylab™ FT10 energy platform, and LigaSure™ vessel sealing instruments. The division also benefitted from the second quarter acquisition of Smith & Nephew’s gynecology business.

▪
PMR revenue of $1.074 billion increased 5 percent on both a reported and constant currency basis. This is a result of strong growth in the Airways and Ventilation business, driven by continued adoption of the Puritan Bennett™ 980 ventilator, and in the Patient Monitoring business, driven by strength in Nellcor™ pulse oximetry. PMR also benefitted from the fiscal year 2016 fourth quarter acquisition of Bellco in the Renal Care Solutions business.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Brain Therapies, Specialty Therapies, and Pain Therapies divisions. RTG worldwide revenue of $1.817 billion increased 4 percent on both a reported and constant currency basis. Group results were driven by high-single digit growth in Brain Therapies, mid-single digit growth in Specialty Therapies, and low-single digit growth in Spine, offsetting declines in Pain Therapies, all on a constant currency basis.

▪
Spine revenue of $657 million increased 3 percent on both a reported and constant currency basis, the division’s strongest growth in over 7 years. Core Spine grew in the low-single digits on a constant currency basis, as the focus on “Speed-to-Scale” new product launches continues to drive improved results. BMP also grew in the low-single digits on a constant currency basis.

▪
Brain Therapies revenue of $518 million increased 7 percent, or 8 percent on a constant currency basis. Neurovascular grew in the low-double digits on a constant currency basis, driven in part by sales of the Axium™ Prime Extra Soft detachable coil and the Pipeline™ Flex embolization device. Neurosurgery grew in the high-single digits on a constant currency basis, driven by strong growth in navigation capital equipment and disposables, as well as continued solid adoption of the O-arm® O2 surgical imaging system. Brain Modulation grew in the low-single digits on a constant currency basis on the strength of the company’s MR conditional Activa® DBS portfolio.

▪
Specialty Therapies revenue of $370 million increased 4 percent, or 5 percent on a constant currency basis. All three businesses contributed to growth, with Advanced Energy growing in the low-double digits, Pelvic Health growing in the mid-single digits, and ENT growing in the low-single digits, all on a constant currency basis.

▪
Pain Therapies revenue of $272 million decreased 3 percent, or 2 percent on a constant currency basis. After adjusting for the divestiture of the division’s drug business, which occurred in the third quarter of fiscal year 2016, Pain Therapies revenue was flat on both a reported and constant currency basis. Pain Therapies had low-single digit constant currency declines in Spinal Cord Stimulation, as the business faced competitive pressures, and low-single digit constant currency declines in Drug Pumps, partially offset by high-single digit constant currency growth in the Interventional business.

Diabetes Group
The Diabetes Group includes the Intensive Insulin Management (IIM), Non-Intensive Diabetes Therapies (NDT), and Diabetes Service & Solutions (DSS) divisions. Diabetes Group worldwide revenue of $501 million increased 6 percent, or 7 percent on a constant currency basis, with all three divisions contributing to growth.

▪
IIM grew in the low double-digits on a constant currency basis, with low double-digit growth in the U.S. driven by strong interest in the MiniMed® 630G system and the Priority Access Program for the MiniMed® 670G system. In addition, the division delivered high-single digit constant currency growth in international markets as a result of continued strong sales in Europe and Asia Pacific of the MiniMed® 640G system. The division continues to be on track for a spring U.S. launch of the MiniMed® 670G system, the world’s first hybrid closed loop insulin delivery system.

▪	NDT grew in the high-teens on a constant currency basis, led by the sales of the iPro®2 Professional Continuous Glucose Monitor (CGM) technology with Pattern Snapshot to primary care physicians.

▪
DSS grew in the low-single digits on a constant currency basis, with double-digit constant currency growth in international markets as a result of strong growth in consumables and Diabeter clinic revenue, offsetting low-single digit U.S. declines.

Outlook and Guidance
The company today reiterated its fiscal year 2017 revenue outlook, EPS guidance, and free cash flow outlook.

The company continues to expect fiscal year 2017 revenue growth to be within the mid-single digit range on a constant currency, constant weeks basis, which is consistent with the company’s long-term, mid-single digit constant currency revenue growth expectation. The company expects revenue growth for the fourth quarter of fiscal year 2017 to be in the lower half of the mid-single digit range on a constant currency basis. While the impact from foreign currency exchange is fluid, if current exchange rates remain similar for the remainder of the fiscal year, the company’s full year revenue and fourth fiscal quarter would both be negatively affected by approximately $20 million to $40 million.

The company continues to expect fiscal year 2017 diluted non-GAAP EPS growth to be in the double digits on a constant currency, constant week basis, which is consistent with the company’s long-term, double digit constant currency EPS growth expectation. Taking into account the estimated 8 to 10 cent impact from the extra week in the first quarter last fiscal year, the estimated negative impact from foreign currency exchange of approximately 20 cents, and assuming current exchange rates remain similar for the rest of the year, this growth guidance implies fiscal year 2017 non-GAAP diluted EPS in the range of $4.55 to $4.60.

For fiscal year 2017, the company continues to expect free cash flow to be in the range of $5 billion to $6 billion.

“We remain confident in our ability to deliver mid-single digit constant currency revenue growth and double-digit constant currency EPS growth, not only in our current fiscal year, but also into the future,” said Ishrak. “With our differentiated growth platforms and leadership in strong healthcare growth markets, we believe we are well positioned to create long-term, dependable value for our shareholders.”

Webcast Information
Medtronic will host a webcast today, February 21, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, investors, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on our Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Financial Schedules
To view the third quarter financial schedules and non-GAAP reconciliations, click here. To view the third quarter earnings presentation, click here. Both of these documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies – alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 88,000 people worldwide, serving physicians, hospitals and patients in approximately 160 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements related to product and service growth drivers, market position and opportunities, the transforming healthcare environment, strategies for and sustainability of growth, benefits from collaborations and acquisitions, availability of and plans for cash, the creation of shareholder value and shareholder returns, product launches, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, challenges with respect to third-party collaborations and integration of acquired businesses, effectiveness of growth and restructuring strategies, challenges relating to our worldwide operations, challenges or unforeseen risks in implementing our growth strategies, government regulation, fluctuations in foreign currency exchange rates, future revenue and earnings growth, and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Anticipated results only reflect information available to Medtronic at this time and may differ from actual results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including free cash flow figures (defined as operating cash flows less property, plant and equipment additions), revenue and growth rates on a constant currency basis, net income, and diluted EPS, all of which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Unless otherwise noted, all revenue amounts given in this press release are stated in accordance with U.S. generally accepted accounting principles (GAAP). References to quarterly figures increasing or decreasing are in comparison to the third quarter of fiscal year 2016.

Medtronic management believes that in order to properly understand its short-term and long-term financial trends, including period over period comparisons of the company’s operations, investors may find it useful to exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP, and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking revenue growth and EPS projections exclude the impact of foreign currency exchange fluctuations. Forward-looking non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as non-GAAP adjustments to earnings during the fiscal year, such as amortization of intangible assets and acquisition-related, certain tax and litigation, and restructuring charges or gains. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

View FY17 Third Quarter Financial Schedules & Non-GAAP Reconciliations
View FY17 Third Quarter Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	THIRD QUARTER AS REPORTED			THIRD QUARTER CONSTANT CURRENCY ADJUSTED			THIRD QUARTER YTD AS REPORTED			THIRD QUARTER YTD CONSTANT CURRENCY ADJUSTED
(in millions)	FY17 Q3	FY16 Q3	Reported Growth	Currency Impact on Revenue	FY17 Q3	Constant Currency Growth (2)	FY17 Q3 YTD	FY16 Q3 YTD	Reported Growth (1)	Currency Impact on Revenue	FY17 Q3 YTD	Constant Currency Growth (1)(2)
Cardiac & Vascular Group	$2,548	$2,416	5%	$(23)	$2,571	6%	$7,650	$7,476	2%	$(18)	$7,668	3%
Cardiac Rhythm & Heart Failure	1,371	1,278	7	(12)	1,383	8	4,105	3,973	3	(3)	4,108	3
Coronary & Structural Heart	751	736	2	(9)	760	3	2,266	2,277	—	(16)	2,282	—
Aortic & Peripheral Vascular (3)	426	402	6	(2)	428	6	1,279	1,226	4	1	1,278	4

Minimally Invasive Therapies Group	2,417	2,291	5	(5)	2,422	6	7,314	7,103	3	27	7,287	3
Surgical Solutions	1,343	1,264	6	(5)	1,348	7	4,052	3,907	4	7	4,045	4
Patient Monitoring & Recovery	1,074	1,027	5	—	1,074	5	3,262	3,196	2	20	3,242	1

Restorative Therapies Group (3)	1,817	1,753	4	(7)	1,824	4	5,415	5,319	2	3	5,412	2
Spine	657	636	3	—	657	3	1,965	1,970	—	6	1,959	(1)
Brain Therapies	518	483	7	(3)	521	8	1,513	1,420	7	(1)	1,514	7
Specialty Therapies	370	355	4	(2)	372	5	1,095	1,048	4	(1)	1,096	5
Pain Therapies	272	279	(3)	(2)	274	(2)	842	881	(4)	(1)	843	(4)

Diabetes Group	501	474	6	(5)	506	7	1,415	1,368	3	(9)	1,424	4

TOTAL	$7,283	$6,934	5%	$(40)	$7,323	6%	$21,794	$21,266	2%	$3	$21,791	2%
See description of non-GAAP financial measures at the end of the earnings press release.
(1) Fiscal year 2016 was a 53-week year, with the extra week included in the first quarter results. While it is difficult to calculate the impact of the extra week, the Company estimates that the extra week impact on first quarter revenue was approximately $450 million.
(2) Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period.
(3) In fiscal year 2017, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from certain product lines in Restorative Therapies Group to Cardiac & Vascular Group's Aortic & Peripheral Vascular division. As a result, fiscal year 2016 results have been recast to adjust for this realignment.

MEDTRONIC PLC
U.S.(3) REVENUE
(Unaudited)

	THIRD QUARTER AS REPORTED			THIRD QUARTER YTD AS REPORTED
(in millions)	FY17 Q3	FY16 Q3	Reported Growth	FY17 Q3 YTD	FY16 Q3 YTD	Reported Growth (1)
Cardiac & Vascular Group	$1,320	$1,256	5%	$3,970	$3,952	—%
Cardiac Rhythm & Heart Failure	783	729	7	2,346	2,282	3
Coronary & Structural Heart	289	291	(1)	872	942	(7)
Aortic & Peripheral Vascular (2)	248	236	5	752	728	3

Minimally Invasive Therapies Group	1,234	1,207	2	3,735	3,762	(1)
Surgical Solutions	582	545	7	1,745	1,706	2
Patient Monitoring & Recovery	652	662	(2)	1,990	2,056	(3)

Restorative Therapies Group (2)	1,242	1,209	3	3,710	3,644	2
Spine	466	457	2	1,387	1,373	1
Brain Therapies	296	274	8	867	810	7
Specialty Therapies	282	271	4	841	802	5
Pain Therapies	198	207	(4)	615	659	(7)

Diabetes Group	310	293	6	845	847	—

TOTAL	$4,106	$3,965	4%	$12,260	$12,205	—%

(1) Fiscal year 2016 was a 53-week year, with the extra week included in the first quarter results. While it is difficult to calculate the impact of the extra week, the Company estimates that the extra week impact on first quarter revenue was approximately $450 million.
(2) In fiscal year 2017, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from certain product lines in Restorative Therapies Group to Cardiac & Vascular Group's Aortic & Peripheral Vascular division. As a result, fiscal year 2016 results have been recast to adjust for this realignment.
(3) U.S. includes the United States and U.S. territories.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC(4)
(Unaudited)

	THIRD QUARTER AS REPORTED			THIRD QUARTER CONSTANT CURRENCY ADJUSTED			THIRD QUARTER YTD AS REPORTED			THIRD QUARTER YTD CONSTANT CURRENCY ADJUSTED
(in millions)	FY17 Q3	FY16 Q3	Reported Growth	Currency Impact on Revenue	FY17 Q3	Constant Currency Growth (2)	FY17 Q3 YTD	FY16 Q3 YTD	Reported Growth (1)	Currency Impact on Revenue	FY17 Q3 YTD	Constant Currency Growth (1)(2)
U.S.	$1,320	$1,256	5%	$—	$1,320	5%	$3,970	$3,952	—%	$—	$3,970	—%
Non-U.S. Developed	815	775	5	(13)	828	7	2,467	2,378	4	18	2,449	3
Emerging Markets	413	385	7	(10)	423	10	1,213	1,146	6	(36)	1,249	9
Cardiac & Vascular Group (3)	2,548	2,416	5	(23)	2,571	6	7,650	7,476	2	(18)	7,668	3

U.S.	1,234	1,207	2	—	1,234	2	3,735	3,762	(1)	—	3,735	(1)
Non-U.S. Developed	842	780	8	1	841	8	2,558	2,398	7	58	2,500	4
Emerging Markets	341	304	12	(6)	347	14	1,021	943	8	(31)	1,052	12
Minimally Invasive Therapies Group	2,417	2,291	5	(5)	2,422	6	7,314	7,103	3	27	7,287	3

U.S.	1,242	1,209	3	—	1,242	3	3,710	3,644	2	—	3,710	2
Non-U.S. Developed	384	367	5	(1)	385	5	1,151	1,121	3	21	1,130	1
Emerging Markets	191	177	8	(6)	197	11	554	554	—	(18)	572	3
Restorative Therapies Group (3)	1,817	1,753	4	(7)	1,824	4	5,415	5,319	2	3	5,412	2

U.S.	310	293	6	—	310	6	845	847	—	—	845	—
Non-U.S. Developed	152	144	6	(5)	157	9	457	418	9	(7)	464	11
Emerging Markets	39	37	5	—	39	5	113	103	10	(2)	115	12
Diabetes Group	501	474	6	(5)	506	7	1,415	1,368	3	(9)	1,424	4

U.S.	4,106	3,965	4	—	4,106	4	12,260	12,205	—	—	12,260	—
Non-U.S. Developed	2,193	2,066	6	(18)	2,211	7	6,633	6,315	5	90	6,543	4
Emerging Markets	984	903	9	(22)	1,006	11	2,901	2,746	6	(87)	2,988	9
TOTAL	$7,283	$6,934	5%	$(40)	$7,323	6%	$21,794	$21,266	2%	$3	$21,791	2%
See description of non-GAAP financial measures at the end of the earnings press release.
(1) Fiscal year 2016 was a 53-week year, with the extra week included in the first quarter results. While it is difficult to calculate the impact of the extra week, the Company estimates that the extra week impact on first quarter revenue was approximately $450 million.
(2) Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period.
(3) In fiscal year 2017, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from certain product lines in Restorative Therapies Group to Cardiac & Vascular Group's Aortic & Peripheral Vascular division. As a result, fiscal year 2016 results have been recast to adjust for this realignment.
(4) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
(in millions, except per share data)	January 27, 2017	January 29, 2016	January 27, 2017	January 29, 2016
Net sales	$7,283	$6,934	$21,794	$21,266

Costs and expenses:
Cost of products sold	2,268	2,141	6,855	6,779
Research and development expense	530	546	1,640	1,649
Selling, general, and administrative expense	2,388	2,317	7,232	7,109
Special charge	100	—	100	—
Restructuring charges, net	21	19	162	159
Certain litigation charges	218	—	300	26
Acquisition-related items	68	63	148	183
Amortization of intangible assets	497	484	1,484	1,448
Other expense, net	46	9	174	127
Operating profit	1,147	1,355	3,699	3,786

Interest income	(88)	(99)	(272)	(321)
Interest expense	268	275	804	905
Interest expense, net	180	176	532	584
Income from operations before income taxes	967	1,179	3,167	3,202
Provision for income taxes	147	84	307	767
Net income	820	1,095	2,860	2,435
Net loss attributable to noncontrolling interests	(1)	—	(5)	—
Net income attributable to Medtronic	$821	$1,095	$2,865	$2,435

Basic earnings per share	$0.60	$0.78	$2.07	$1.72

Diluted earnings per share	$0.59	$0.77	$2.05	$1.70

Basic weighted average shares outstanding	1,372.2	1,406.6	1,381.9	1,412.5

Diluted weighted average shares outstanding	1,383.1	1,422.2	1,394.7	1,429.2

Cash dividends declared per ordinary share	$0.43	$0.38	$1.29	$1.14

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended January 27, 2017
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,283	$2,268	68.9%	$1,147	15.7%	$967	$821	$0.59	15.2%
Non-GAAP Adjustments: (2)
Special charge (a)	—	—		100		100	63	0.05	37.0
Restructuring charges, net	—	—		21		21	19	0.01	9.5
Certain litigation charges	—	—		218		218	138	0.10	36.7
Acquisition-related items	—	—		68		68	52	0.04	23.5
Amortization of intangible assets	—	—		497		497	374	0.27	24.7
Certain tax adjustment (b)	—	—		—		—	86	0.06	—
Non-GAAP	$7,283	$2,268	68.9%	$2,051	28.2%	$1,871	$1,553	$1.12	17.0%
Foreign currency impact	40	(10)	0.3	78	0.9			0.05
Constant Currency Adjusted	$7,323	$2,258	69.2%	$2,129	29.1%			$1.17

	Three months ended January 29, 2016
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$6,934	$2,141	69.1%	$1,355	19.5%	$1,179	$1,095	$0.77	7.1%
Non-GAAP Adjustments: (2)
Restructuring charges, net	—	(9)		28		28	16	0.01	42.9
Acquisition-related items	—	—		63		63	43	0.03	31.7
Amortization of intangible assets	—	—		484		484	374	0.26	22.7
Certain tax adjustment (c)	—	—		—		—	(25)	(0.02)	—
Non-GAAP	$6,934	$2,132	69.3%	$1,930	27.8%	$1,754	$1,503	$1.06	14.3%

Year over year percent change:							Net Income	Diluted EPS
GAAP							(25)%	(23)%
Non-GAAP							3%	6%
Constant Currency Adjusted Non-GAAP								10%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Non-GAAP adjustments relate to charges or benefits that management believes may or may not recur with similar materiality or impact on results in future periods.

(a)	The charge represents a contribution to the Medtronic Foundation.

(b)	The charge relates to the IRS's disallowance of the utilization of certain net operating losses and the recording of a valuation allowance against the net operating loss deferred tax asset.

(c)	The benefit relates to the establishment of a deferred tax asset on the tax basis in excess of book basis of a wholly owned U.S. subsidiary of which the Company disposed.

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Nine months ended January 27, 2017
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$21,794	$6,855	68.5%	$3,699	17.0%	$3,167	$2,865	$2.05	9.7%
Non-GAAP Adjustments: (2)
Impact of inventory step-up (a)	—	(38)		38		38	24	0.02	36.8
Special charge (b)	—	—		100		100	63	0.05	37.0
Restructuring charges, net	—	(10)		172		172	132	0.09	23.3
Certain litigation charges	—	—		300		300	190	0.14	36.7
Acquisition-related items	—	—		148		148	93	0.07	37.2
Amortization of intangible assets	—	—		1,484		1,484	1,135	0.81	23.5
Certain tax adjustments (c)	—	—		—		—	55	0.04	—
Non-GAAP	$21,794	$6,807	68.8%	$5,941	27.3%	$5,409	$4,557	$3.27	15.8%
Foreign currency impact	(3)	(87)	0.4	256	1.1			0.15
Constant Currency Adjusted	$21,791	$6,720	69.2%	$6,197	28.4%			$3.42

	Nine months ended January 29, 2016
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$21,266	$6,779	68.1%	$3,786	17.8%	$3,202	$2,435	$1.70	24.0%
Non-GAAP Adjustments: (2)
Impact of inventory step-up (d)	—	(226)		226		226	165	0.12	27.0
Restructuring charges, net	—	(9)		167		167	124	0.09	25.7
Certain litigation charges	—	—		26		26	17	0.01	34.6
Acquisition-related items	—	—		183		183	126	0.09	31.1
Loss on previously held forward starting interest rate swaps (e)	—	—		—		45	29	0.02	35.6
Amortization of intangible assets	—	—		1,448		1,448	1,119	0.78	22.7
Certain tax adjustments (f)	—	—		—		—	417	0.29	—
Non-GAAP	$21,266	$6,544	69.2%	$5,836	27.4%	$5,297	$4,432	$3.10	16.3%

Year over year percent change:							Net Income	Diluted EPS
GAAP							18%	21%
Non-GAAP							3%	5%
Constant Currency Adjusted Non-GAAP								10%
See description of non-GAAP financial measures contained in this release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Non-GAAP adjustments relate to charges or benefits that management believes may or may not recur with similar materiality or impact on results in future periods.

(a)	Represents amortization of step-up in fair value of inventory acquired in connection with the HeartWare acquisition.

(b)	The charge represents a contribution to the Medtronic Foundation.

(c)
The net charge relates to the IRS's disallowance of the utilization of certain net operating losses and the recording of a valuation allowance against the net operating loss deferred tax asset, and other certain tax charges recorded in connection with the redemption of an intercompany minority interest, partially offset by a benefit related to the resolution of various tax positions from prior years.

(d)	Represents amortization of step-up in fair value of inventory acquired in connection with the Covidien acquisition.

(e)
Relates to losses incurred from the unwinding of forward starting interest rate swaps, which were previously entered into in advance of a planned debt issuance that is no longer expected post the internal reorganization described in footnote (f). The losses were recorded in interest expense, net in our consolidated statements of income.

(f)
Primarily relates to U.S. income tax expense resulting from the Company's completion of an internal reorganization of the ownership of certain legacy Covidien businesses that reduced the cash and investments held by Medtronic’s U.S.-controlled non-U.S. subsidiaries. Also includes a benefit related to the establishment of a deferred tax asset on the tax basis in excess of book basis of a wholly owned U.S. subsidiary of which the Company disposed.

MEDTRONIC PLC
RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW
(Unaudited)

	Nine months ended	Six months ended	Three months ended
(in millions)	January 27, 2017	October 28, 2016	January 27, 2017
Net cash provided by operating activities	$5,107	$3,022	$2,085
Additions to property, plant, and equipment	(924)	(598)	(326)
Free Cash Flow (1)	$4,183	$2,424	$1,759
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
RECONCILIATION OF ESTIMATED FULL FISCAL YEAR OPERATING CASH FLOW TO FREE CASH FLOW
(Unaudited)

	Full Fiscal Year 2017 Estimate
(in billions)	Low	High
Net cash provided by operating activities (1)	$6.2	$7.1
Additions to property, plant, and equipment	(1.2)	(1.1)
Free Cash Flow (2)	$5.0	$6.0
See description of non-GAAP financial measures at the end of the earnings press release.

(1)
Estimated full fiscal year net cash provided by operating activities includes assumptions related to the timing and amount of cash flows resulting from charges or gains that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). The estimated full year range is broad to capture the unpredictability inherent in the timing and amount of cash flows related to Non-GAAP Adjustments. The estimate includes projected cash flows related to Non-GAAP Adjustments which have been recognized in the Company's statements of income. If the Company were to incur charges or gains related to Non-GAAP Adjustments which have not yet been recognized in the statements of income, the estimated full fiscal year net cash provided by operating activities may be significantly effected.

(2)	Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
THIRD QUARTER SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE (SG&A), RESEARCH AND DEVELOPMENT EXPENSE (R&D), AND OTHER (INCOME) EXPENSE, NET ON AN ADJUSTED BASIS
(Unaudited)

	Three months ended January 27, 2017
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a Percentage of Net Sales	R&D Expense	R&D Expense as a Percentage of Net Sales	Other (Income) Expense, net	Other (Income) Expense, net as a Percentage of Net Sales
As reported	$7,283	$2,388	32.8%	$530	7.3%	$46	0.6%
Foreign currency impact	40	9		1		(38)
Adjusted	$7,323	$2,397	32.7%	$531	7.3%	$8	0.1%
See description of non-GAAP financial measures at the end of the earnings press release.

MEDTRONIC PLC
REVENUE AND OPERATING PROFIT PERCENT GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended January 27, 2017
	Revenue	Operating Profit Percent
Reported	5.0%	15.7%
Non-GAAP adjustments (1)	—	12.5
Foreign currency impact (2)	0.6	0.9
Non-GAAP constant currency adjusted	5.6	29.1
Impact from acquisitions and divestitures	(1.5)	0.4
Adjusted	4.1%	29.5%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Non-GAAP adjustments relate to charges or gains that management believes may or may not recur with similar materiality or impact on results in future periods.

(2)
Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	January 27, 2017	April 29, 2016
ASSETS

Current assets:
Cash and cash equivalents	$2,768	$2,876
Investments	8,690	9,758
Accounts receivable, less allowances of $168 and $161, respectively	5,453	5,562
Inventories	3,720	3,473
Other current assets	1,792	1,931
Total current assets	22,423	23,600

Property, plant, and equipment, net	4,947	4,841
Goodwill	41,224	41,500
Other intangible assets, net	26,209	26,899
Tax assets	1,484	1,383
Other assets	1,291	1,421

Total assets	$97,578	$99,644

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current debt obligations	$6,226	$993
Accounts payable	1,557	1,709
Accrued compensation	1,521	1,712
Accrued income taxes	821	566
Other accrued expenses	2,547	2,185

Total current liabilities	12,672	7,165

Long-term debt	25,923	30,109
Accrued compensation and retirement benefits	1,610	1,759
Accrued income taxes	2,527	2,903
Deferred tax liabilities	3,643	3,729
Other liabilities	1,710	1,916

Total liabilities	48,085	47,581

Commitments and contingencies

Shareholders’ equity:

Ordinary shares — par value $0.0001	—	—
Retained earnings	52,266	53,931
Accumulated other comprehensive loss	(2,879)	(1,868)
Total shareholders’ equity	49,387	52,063
Noncontrolling interests	$106	$—
Total equity	$49,493	$52,063
Total liabilities and equity	$97,578	$99,644

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
(in millions)	January 27, 2017	January 29, 2016
Operating Activities:
Net income	$2,860	$2,435
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,199	2,112
Amortization of debt discount and issuance costs	21	22
Acquisition-related items	(43)	216
Provision for doubtful accounts	31	43
Deferred income taxes	(404)	(291)
Stock-based compensation	272	291
Other, net	(113)	(117)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	18	86
Inventories	(261)	(388)
Accounts payable and accrued liabilities	(124)	177
Other assets and liabilities	495	(399)
Certain litigation charges	300	26
Certain litigation payments	(144)	(321)
Net cash provided by operating activities	5,107	3,892
Investing Activities:
Acquisitions, net of cash acquired	(1,328)	(1,132)
Additions to property, plant, and equipment	(924)	(693)
Purchases of investments	(3,354)	(4,509)
Sales and maturities of investments	4,286	4,017
Other investing activities, net	21	(11)
Net cash used in investing activities	(1,299)	(2,328)
Financing Activities:
Acquisition-related contingent consideration	(58)	(21)
Change in current debt obligations, net	1,149	1,223
Proceeds from short-term borrowings (maturities greater than 90 days)	4	139
Issuance of long-term debt	131	—
Payments on long-term debt	(392)	(1,612)
Dividends to shareholders	(1,782)	(1,608)
Issuance of ordinary shares	309	360
Repurchase of ordinary shares	(3,409)	(2,170)
Other financing activities	80	60
Net cash used in financing activities	(3,970)	(3,677)
Effect of exchange rate changes on cash and cash equivalents	54	(9)
Net change in cash and cash equivalents	(108)	(2,122)
Cash and cash equivalents at beginning of period	2,876	4,843
Cash and cash equivalents at end of period	$2,768	$2,721
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$474	$1,236
Interest	626	707